CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Funds Trust:

We consent to the use of our report dated November 7, 2014, with respect to the financial statements of Putnam Money Market Liquidity Fund, a series of Putnam Funds Trust, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Auditor and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
January 26, 2015